Exhibit 99.1

FTD Companies, Inc. Files Voluntary Chapter 11 Petitions to

Facilitate Completion of Strategic Initiatives

FTD and Other Floral and Gifting Businesses Continue to Operate in the Ordinary Course

Enters Definitive Asset Purchase Agreement with an Affiliate of Nexus Capital Management to Acquire North America and Latin America FTD Consumer and Florist Businesses, Including ProFlowers

Enters Non-Binding Letters of Intent with Potential Acquirors for Personal Creations and Shari’s Berries

Completes Sale of U.K.-Based Interflora

Implements New Operating Model for ProFlowers to Support Florist Network and Reduce Costs

Receives Commitment for up to Approximately $94.5 Million in DIP Financing to Support Business

DOWNERS GROVE, Ill. — June 3, 2019 — FTD Companies, Inc. (Nasdaq: FTD) (the “Company”), a premier floral and gifting company, today announced that the Company and substantially all of its domestic subsidiaries have filed voluntary petitions commencing cases under Chapter 11 in the U.S. Bankruptcy Court for the District of Delaware to facilitate the completion of strategic initiatives resulting from the Company’s previously announced strategic review. The Company intends to use the court-supervised restructuring process to support and protect its ongoing business operations, including its relationships with member florists and business partners, to provide an efficient and binding mechanism for the potential sales of its businesses and to address a near-term debt maturity.

The Company has already made significant progress completing its strategic initiatives, including:

•                  Entering into a definitive asset purchase agreement with an affiliate of Nexus Capital Management LP to acquire FTD’s North America and Latin America Consumer and Florist businesses, including ProFlowers;

•                  Entering into a non-binding letter of intent with a strategic investor to acquire Personal Creations;

•                  Entering into a non-binding letter of intent with Farids & Co., LLC, which is owned by Tariq Farid, founder of Edible Arrangements, LLC, to acquire Shari’s Berries;

•                  Completing the sale of U.K.-based Interflora to a subsidiary of The Wonderful Company; and

•                  Implementing a new operating model for ProFlowers to better support the FTD florist network and reduce costs by also harnessing our third-party drop-ship network.

The Company is operating in the ordinary course and remains focused on supporting its extensive network of member florists and business partners connected by its iconic FTD brand in North America and Latin America. The Company’s other businesses, including ProFlowers, Shari’s Berries and Personal Creations, are also continuing to provide floral, specialty foods, gifts and related products to consumers.

“The important actions we are taking today are designed to enable us to continue supporting our network of florists and business partners and serving consumers while we work to complete the initiatives coming out of our strategic review,” said Scott Levin, FTD’s President and Chief Executive Officer. “Over the last several months, we conducted a robust strategic review to determine the best path forward for our company. With the advice and support of our outside advisors, we have initiated this court-supervised restructuring process to provide an orderly forum to facilitate sales of our businesses as going concerns and to enable us to address a near-term debt maturity. Importantly, everyone involved with this process understands the critical role of our talented member florists, and we intend to continue supporting them as normal throughout this process. Our dedicated employees remain focused on continuing to provide the outstanding customer service and high level of support our member florists expect from us, and I thank them for all of their hard work.”

The Company has received commitments for up to approximately $94.5 million in debtor-in-possession (“DIP”) financing from a syndicate comprised of its existing lenders. Upon approval by the Bankruptcy Court, this financing, combined with cash generated from the Company’s ongoing operations, will be used to, among other things, support the business during the court-supervised restructuring process.

The Company has filed pleadings, referred to as “first day motions,” with the Bankruptcy Court. The relief sought in the first day motions is expected to enable the Company to continue to support its business operations during the restructuring process, including by continuing payments and services to member florists and business partners without interruption, managing its continuing relationships with vendors and customers and paying wages and benefits for continuing employees.

Entry into Definitive Asset Purchase Agreement for the Sale of FTD’s North America and Latin America Consumer and Florist Businesses; Shifting ProFlowers Orders to the FTD Florist Network

The Company has entered into a definitive asset purchase agreement with an affiliate of Nexus Capital, a California-based private equity sponsor, to acquire the Company’s North America and Latin America florist and consumer business, including ProFlowers. The purchase price is $95 million in cash, subject to customary adjustments.

The Company also announced that it is restructuring its ProFlowers business to better support the FTD florist network and to reduce costs. Under the new operating model, floral order fulfilment and distribution for ProFlowers are being transitioned to the FTD florist network and third-party fulfilment partners. The ProFlowers website will continue to serve customers and process orders. Under the asset purchase agreement with Nexus Capital, Nexus Capital would acquire the as-restructured ProFlowers business.

“We are pleased to announce Nexus Capital’s pending acquisition of our North America and Latin America Consumer and Florist businesses,” said Levin. “We are excited about the skill, experience and stability that Nexus Capital brings to the businesses, and we believe this transaction will serve to enhance FTD’s strong relationships with our valued member florists and business partners. We also believe the shift of ProFlowers orders into the FTD florist network will benefit our florist network and key third-party providers, and enable us to better serve customers. We look forward to continuing our important relationships with our florist partners.”

The asset purchase agreement is subject to certain closing conditions, including finalizing certain transaction documentation and related matters by such time as the company seeks approval of Nexus Capital’s stalking horse protections. The asset purchase agreement also remains subject to higher or better offers for the North America and Latin America Consumer and Florist businesses, as well as approval of the Bankruptcy Court. The Company will seek to close the transaction as soon as possible in accordance with milestones agreed to with its DIP lenders.

Potential Asset Sales

The Company has entered into non-binding letters of intent with:

•                  a strategic investor to acquire Personal Creations; and

•                  Farids & Co., LLC, which is owned by Tariq Farid, founder of Edible Arrangements, LLC, to acquire Shari’s Berries.

“We are pleased to have received strong interest for our businesses and are working diligently to complete our strategic review initiatives. We believe that our extensive discussions with multiple parties will enable us to achieve an outcome that benefits not only our creditors, but also our employees, florists, customers and partners,” said Levin.

The letters of intent for the sales of Personal Creations and Shari’s Berries are subject to the parties reaching definitive asset purchase agreements that would be implemented through court-supervised sale processes designed to achieve the most favorable sale terms for the businesses. The Company will seek to close these sale transactions as soon as possible in accordance with milestones agreed to with its DIP lenders. The sale transactions are subject to Bankruptcy Court approval and the satisfaction of any other closing conditions set forth in the definitive agreements.

Sale of Interflora to a Subsidiary of The Wonderful Company

The Company has sold its Interflora business in the U.K. to a subsidiary of The Wonderful Company for $59.5 million in cash. The Interflora business operated independently from FTD’s North America and Latin America businesses and it is not part of the Chapter 11 filing.

“We are pleased to announce the sale of our Interflora business in the U.K., which follows a deliberate and robust marketing process. We are grateful to our Interflora colleagues for their contributions to our company, and we wish them well under new ownership,” said Levin.

Additional Information

The Company expects that the Company’s common stock will be delisted from the Nasdaq Stock Market for non-compliance with marketplace rules as a result of the Chapter 11 filing.

In addition, based on the values for the Company’s businesses contemplated by the potential asset sales referred to above, the Company expects that existing Company stockholders will receive no recovery at the end of the court-supervised restructuring process, consistent with legal priorities.

Additional information about the court-supervised restructuring process is available on the Company’s restructuring website, www.FTDrestructuring.com. In addition, Bankruptcy Court filings and other information related to the court proceedings are available on a separate website administered by the Company’s claims agent, Omni Management Group, at www.omnimgt.com/FTD, or by calling Omni representatives toll-free at 1-866-205-3144 or 1-818-906-8300 for calls originating outside of the U.S.

Jones Day is serving as legal advisor to the Company, Moelis & Company LLC and Piper Jaffray & Co. are serving as its investment bankers and financial advisors, and AP Services, LLC, an affiliate of AlixPartners, is providing Chief Restructuring Officer services.

About FTD Companies, Inc.
FTD Companies, Inc. is a premier floral and gifting company. Through our diversified family of brands, we provide floral, specialty foods, gifts, and related products to consumers primarily in North America. We also provide floral products and services to retail florists and other retail locations throughout these same geographies. FTD has been delivering flowers since 1910, and the highly-recognized FTD® brand is supported by the iconic Mercury Man® logo, which is displayed in over 30,000 floral shops in more than 125 countries. In addition to FTD, our diversified portfolio of brands includes the following trademarks: ProFlowers®, Shari’s Berries®, Personal Creations®, Gifts.com™, and ProPlants®. FTD Companies, Inc. is headquartered in Downers Grove, Ill. For more information, please visit www.ftdcompanies.com.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on our current expectations, estimates and projections about our operations, industry, financial condition, performance, results of operations, and liquidity. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” “estimate,” or similar expressions constitute forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding expectations about the timing and execution of the Company’s strategic transactions (including the contemplated sales of substantially all of the Debtors’ assets), the Company’s future financial condition and future business plans and expectations, including statements related to the effect of, and our expectations with respect to, the operation of our business, adequacy of financial resources and commitments, and the operating expectations during the pendency of the Chapter 11 cases and impacts to its business related thereto. Potential factors that could affect such forward-looking statements include, among others, risks and uncertainties relating to the Chapter 11 cases, including, but not limited to, the Company’s ability to obtain Bankruptcy Court approval of motions filed in the Chapter 11 cases (including, but not limited to, the DIP motion and the bidding procedures motion), the effects of the Chapter 11 cases on the Company and on the interests of various constituents, Bankruptcy Court rulings in the Chapter 11 cases and the outcome of the Chapter 11 cases in general, the length of time the Company will operate under the Chapter 11 cases, risks associated with third-party motions in the Chapter 11 cases, the potential adverse effects of the Chapter 11 cases on the Company’s liquidity or results of operations and increased legal and other professional costs necessary to execute the Company’s restructuring strategy; the conditions to which the Company’s DIP financing is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside of the Company’s control; the Company’s and the Debtors’ ability to consummate sales of substantially all of the Debtors’ assets consistent with the milestones set forth in the interim DIP order of the Bankruptcy Court and the terms and conditions of any such sales; the Company’s ability to implement operational improvement efficiencies; uncertainty associated with evaluating and completing any further strategic or financial alternative as well as the Company’s ability to implement and realize any anticipated benefits associated with any alternative that may be pursued; the consequences of the acceleration of our debt obligations; trading price and volatility of the Company’s common stock and the risks related to the Company’s possible delisting from Nasdaq and trading on the OTC Pink Market and the other factors disclosed in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”), as updated from time to time in our subsequent filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that may cause actual performance and results to differ materially from those predicted. Reported results should not be considered an indication of future performance. Except as required by law, we undertake no obligation to publicly release the results of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contacts

Michael Freitag / Aaron Palash / Aura Reinhard

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449